Eurasia Design, Inc.
Pro-Forma Consolidated Balance Sheet
(Amounts stated in USD)
(unaudited)

		Linea Deportiva
		Prince Mexico
	Eurasia Design, Inc.	S.A. DE C.V.
	(NV Corp)	(Mexico Corp.)	Pro-Forma		Pro-Forma
	May 31, 2011	December 31, 2011	Adjustments		Consolidated
ASSETS

Current assets:
Cash	$ 12,361	$ 24,025	$ (12,361)	(1)	$ 24,025
Accounts receivable	-	73,340	-		73,340
Inventory	-	284,670	-		284,670
Total current assets	12,361	382,035	(12,361)		382,035

Transportation equipment	-	1,835	-		1,835

Total assets	$ 12,361	$ 383,870	$ (12,361)		$ 383,870

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 53	$ 162,344	$ (53)	(1)	$ 162,344
Due to related parties	9,982	507,829	(9,982)	(1)	507,829
Accrued expenses and taxes	-	21,165	-		21,165
Total current liabilities	10,035	691,338	(10,035)		691,338

Stockholders' equity:
Common stock	80	4,768	(4,487)	(2)	361
Additional paid in capital	49,920	-	(45,513)	(1,2)	4,407
Retained earnings	(47,674)	(342,913)	47,674	(1)	(342,913)
Cumulative effect of translation	-	30,677	-		30,677
Total stockholders' equity	2,326	(307,468)	(2,326)		(307,468)

Total liabilities and stockholders' equity	$ 12,361	$ 383,870	$ (12,361)		$ 383,870

Eurasia Design, Inc.
Pro-Forma Consolidated Statement
(Amounts stated in USD)
(unaudited)

		Linea Deportiva
		Prince Mexico
	Eurasia Design, Inc.	S.A. DE C.V.
	(NV Corp)	(Mexico Corp.)
	For the year ended	For the year ended	Pro-Forma		Pro-Forma
	May 31, 2011	December 31, 2011	Adjustments		Consolidated

Net sales	$ -	$ 527,788	$ -		$ 527,788
Cost of sales	-	388,384	-		388,384

Gross profit	-	139,404	-		139,404

Expenses:
Administrative and selling expenses	45,876	200,886	(45,876)	(1)	200,886
Total expenses	45,876	200,886	(45,876)		200,886

Operating income	(45,876)	(61,482)	45,876		(61,482)

Other income, net	-	(30,260)	-		(30,260)

Loss before income taxes	(45,876)	(91,742)	45,876		(91,742)

Net (loss)	$ (45,876)	$ (91,742)	$ 45,876		$ (91,742)

EURASIA DESIGN, INC. (NEVADA CORPORATION) AND LINEA DEPORTIVA PRINCE MEXICO S.A. DE C.V. (MEXICO CORPORATION)

NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION FOR PRO-FORMA FINANCIAL STATEMENTS

On July 6, 2012, Eurasia Design, a Nevada Corporation, (“ERSD”) acquired 100% of Linea Deportiva Prince Mexico S.A. DE C.V., a Mexico Corporation, (“PM”) in exchange for a total of 1,800,000 restricted shares of ERSD’s common stock.  Additionally, a former officer and director and various shareholders of ERSD agreed to cancel a total of 3,783,300 shares of common stock.

Upon the closing of the share exchange with ERSD and PM, there will be a change in control and a change in the business of ERSD.  The acquisition will be treated as a reverse merger and will be recorded as a recapitalization.

The unaudited pro-forma condensed consolidated financial statements have been developed from the audited records of ERSD as of May 31, 2011 and the year then ended and the audited records of PM as of December 31, 2011 and the year then ended.

The unaudited pro-forma condensed consolidated balance sheet is based upon the historical financial statements of ERSD and PM.  The unaudited pro-forma condensed consolidated balance sheet is presented as if the reverse merger acquisition had occurred at the beginning of the period.

The unaudited pro-forma condensed consolidated statement of operations is based upon the historical financial statements of ERSD and PM, after giving effect to the reverse merger acquisition.  The unaudited pro-forma condensed consolidated statement of operations is presented as if the acquisition had occurred at the beginning of the period.

2.  PRO-FORMA ADJUSTMENTS

The pro-forma adjustments included in the unaudited condensed consolidated financial statements are as follows:

(1)

Net effect of the elimination of all of the assets, liabilities and operations of ERSD and PM.

(2)

Recapitalization due to reverse merger of ERSD and PM.

EURASIA DESIGN, INC. (NEVADA CORPORATION) AND LINEA DEPORTIVA PRINCE MEXICO S.A. DE C.V. (MEXICO CORPORATION)

NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.  STOCKHOLDERS’ EQUITY

ERSD is authorized to issue 100,000,000 shares of its $0.00001 par value common stock and 100,000,000 shares of its $0.00001 par value preferred stock.

Upon closing of the reverse merger acquisition, the Company had 6,016,700 shares of common stock issued and outstanding.  The pro-forma condensed consolidated balance sheet is presented as if the reverse merger acquisition had occurred at the beginning of the period.

4.  SUBSEQUENT EVENTS

On July 6, 2012, the Board of Directors of the Company approved an increase in the Company’s authorized shares of stock, and correspondingly increasing the number of issued and outstanding shares on the basis of 6 for 1.  Resultantly, the Company’s current authorized capital, consisting of 100,000,000 shares of common stock, having a $0.00001 par value per share and 100,000,000 shares of preferred stock, having a $0.00001 par value per share, will be increased in a ratio of 6 for 1 to 600,000,000 shares of common stock, having a $0.00001 par value per share and 600,000,000 shares of preferred stock, having a $0.00001 par value per share.  In connection with the increase in authorized capital, the Company correspondingly increased the number of issued and outstanding common stock on the basis of six (6) “new” shares for each one (1) “old” share issued and outstanding.  The action is being treated as a 6:1 forward split and was undertaken pursuant to a unanimous written consent of the Board of Directors, without a meeting, notice or vote as provided in Nevada Revised Statutes 78.207.  As of July 6, 2012, prior to the 6:1 split, the Company had 6,016,700 shares issued and outstanding.  As of July 6, 2012, the payable date of the forward split, the Company will have a total of 36,100,200 post-split shares outstanding.  The par value per share, present shareholder ownership percentage and proportional voting power will remain unchanged by the stock split.

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